                                   EXHIBIT 1


                                   AGREEMENT


         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need by filed with respect to the ownership by each of the undersigned of shares of capital stock of Ekco Group, Inc.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         EXECUTED this 31st day of March, 1995.


                                        /s/ Robert Stein
                                        ________________________________________
                                        Robert Stein

                                        /s/ Elaine R. Stein
                                        ________________________________________
                                        Elaine R. Stein





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